UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 9, 2026
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 9, 2026, Serina Therapeutics, Inc. (the “Company”) received a notification (the “Letter”) from The NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i), 1003(a)(ii), and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of (i) $2.0 million or more if the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, (ii) $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and (iii) $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively. As of September 30, 2025, the Company had stockholders’ equity of $1.6 million and has had losses in three of its four most recent fiscal years ended December 31, 2024.

The Company is now subject to the procedures and requirements of Section 1009 of the Company Guide. The Company has until February 8, 2026 to submit a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by July 9, 2027, which is eighteen months from receipt of the Letter (“Cure Period”). The Company intends to submit the Plan to regain compliance with NYSE American listing standards, however there can be no assurance that the Company will be able to achieve compliance with such standards within the Cure Period. If the NYSE American accepts the Plan, the Company will be able to continue its listing during the Cure Period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance. If the Plan is not accepted by the NYSE American, the Letter states that delisting proceedings will commence. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American, subject to the Company’s compliance with the other listing requirements of the NYSE American. The notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release with respect to the Company’s receipt of the Letter is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information provided in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall the information or Exhibit 99.1 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated January 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: January 15, 2026	By:	/s/ Steve Ledger
Chief Executive Officer